UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 30, 2018

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri	63025
(Address of principal executive offices)	(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Other Events.

Peak Resorts, Inc. (the “Company”) has begun raising funds for additional development projects at its Mount Snow ski resort as part of its ongoing efforts to enhance visitor experiences and grow its business through return-focused expansion projects. The projects are expected to cost approximately $94.0 million and contemplate the financing, development, construction and operation of a new hotel-condominium and related amenities and the renovation and relocation of a residential building at Mount Snow. The Company intends to fund the projects with proceeds from the offering described below and loan financing.

A portion of the funds for the Mount Snow development projects are being raised through an offering of limited partnership interests by Carinthia Residential Phase 1, L.P. (the “Partnership”), a Vermont limited partnership that was organized by Mount Snow Ltd., a wholly owned subsidiary of the Company. The Partnership is raising the funds pursuant to the immigrant investor program created under Section 203(b)(5) of the Immigration and Nationality Act and administered by United States Citizenship and Immigration Services (“USCIS”), commonly referred to as the “EB-5 Program”. The Partnership is seeking to raise at least $55.5 million by offering interests in the Partnership to a maximum of 111 qualified EB-5 investors for a minimum subscription of $500,000 per investor, which is the minimum investment required pursuant to the EB-5 Program rules applicable to this offering. The Partnership may increase the size of the offering to up to $94.0 million if the regulatory minimum EB-5 investment amount per investor is increased. Any increase in the size of the offering is intended to correspondingly reduce the amount of loan financing needed to complete the projects. The Partnership will operate in affiliation with the Great North Regional Center, LLC, which the USCIS recently approved to participate in the EB-5 Program and which is also owned by the Company.

The Partnership intends to distribute a brochure containing information about the EB-5 offering and Mount Snow projects to certain investors in the EB-5 offering. A copy of the brochure is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information under Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and Exhibit 99.1 constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017 and in its most recent quarterly report filed with the SEC. The Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibit
99.1	EB-5 Offering Brochure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2018

PEAK RESORTS, INC. (Registrant)

By:	/s/ Christopher J. Bub
Name:	Christopher J. Bub
Title:	Chief Financial Officer